Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Precision Drilling Corporation

We consent to the use of our reports, both dated March 3, 2017, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading “Experts” in amendment no. 1 to the registration statement.

/s/ KPMG LLP

Chartered Accountants

May 30, 2017

Calgary, Canada